CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Portfolio Series:

We consent to the incorporation by reference in the registration statement on Form N-14 of Conservative Investor Fund (a separate series of Oppenheimer Portfolio Series) of our report on the financial statements dated March 16, 2012, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of such Registration Statement.

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
June 21, 2012

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders of
Oppenheimer Transition 2010 Fund:

We consent to the incorporation by reference of our report on the financial statements of Oppenheimer Transition 2010 Fund dated April 19, 2012, included herein the Combined Prospectus/Proxy Statement and in the Statement of Additional Information to Combined Prospectus/Proxy Statement, which are part of this Registration Statement on Form N-14 of Conservative Investor Fund (a separate series of Oppenheimer Portfolio Series).

/s/ KPMG LLP
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KPMG LLP

Denver, Colorado
June 21, 2012